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Form N-SAR for the First Investors Blue Chip Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Blue Chip Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 11,490,547 shares voting for the adoption of the proposal and 192,346 shares voting against the adoption of the proposal.


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Form N-SAR for the First Investors Total Return Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Total Return Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 13,146,926 shares voting for the adoption of the proposal and 219,569 shares voting against the adoption of the proposal.


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Form N-SAR for the First Investors Special Situations Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Special Situations Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 6,081,319 shares voting for the adoption of the proposal and 104,066 shares voting against the adoption of the proposal.


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Form N-SAR for the First Investors Investment Grade Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Investment Grade Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 14,677,173 shares voting for the adoption of the proposal and 206,302 shares voting against the adoption of the proposal.